Exhibit 10.5

Execution Version

Certain identified information has been omitted from this document because (i) it is not material and is the type that the Company customarily and actually treats as private or confidential, and/or (ii) if disclosure would constitute a clearly unwarranted invasion of personal privacy and has been marked with “[***]” to indicate where omissions have been made.

LIMITED NOTICE TO PROCEED NO. 1 (ITP)

September 24, 2021

1.

Pursuant to Section 4.2 of the Amended and Restated Engineering, Procurement and Construction Agreement, dated as of April 21, 2021 (the “Agreement”), by and between Venture Global Plaquemines LNG, LLC (“Owner”), a limited liability company duly organized and validly existing under the laws of the State of Delaware, and KZJV LLC, a limited liability company duly organized and validly existing under the laws of the State of Texas (the “Contractor”), this notice shall serve as the Limited Notice to Proceed No. 1 (this “LNTP (ITP)”) from Owner to Contractor authorizing Contractor to enter into a Subcontract with ITP SA (the “ITP Subcontract”) and proceed with the LNTP Work described in the attached Exhibit 1 (the “LNTP Work (ITP)”) and authorized by this LNTP (ITP) pursuant to the terms and conditions of the Agreement. This LNTP (ITP) shall be subject to, and the LNTP Work (ITP) shall be performed in accordance with, the terms and conditions of the Agreement; provided, that Contractor shall not be responsible for the performance of any obligations under the Agreement that arise solely as the result of issuance of a Limited Notice to Proceed, except as expressly provided for herein.

2.

The LNTP (ITP) Work is additional scope not yet incorporated in the Work, Target Price and Project Schedule, and the Parties agree to cooperate in good faith in accordance with Article 12 of the Agreement to affect such incorporation, following the performance of the LNTP Work (ITP). The goal of the LNTP Work (ITP) is to protect the Project Schedule under the Agreement by allowing Contractor to commence the LNTP Work (ITP) prior to the Notice to Proceed under the Agreement. All work performed under this LNTP (ITP) shall be considered “Work” under the Agreement.

3.	Pursuant to Section 41.3 of the Agreement, Owner and Contractor acknowledge and agree that, for the purposes of this LNTP (ITP) only, Owner shall have no obligation to:

(a)	furnish nonexclusive access to the Job Site to Contractor pursuant to Section 3.7.1 of the Agreement, unless approved in writing by Owner;

(b)

provide legal rights for ingress to and egress from the Job Site for Contractor and its Subcontractors for the performance of the Work pursuant to Section 3.7.2 of the Agreement, unless approved in writing by Owner; and

(c)	fumish personnel for training, testing, operation and maintenance of the Project pursuant to Section 3.7.4.

4.

Owner and Contractor acknowledge and agree that Owner shall have no obligation under Section 26.3 of the Agreement to obtain and maintain any insurance during the period of performance of the LNTP (ITP) Work.

5.

Pursuant to Section 3.7.3 of the Agreement and solely for the purposes of the prosecution of the LNTP Work (ITP) under this LNTP (ITP), Owner hereby designates [***] as the Owner’s Representative. Pursuant to Section 3.8.32 of the Agreement and solely for the purposes of the prosecution of the LNTP Work (ITP) under this LNTP (ITP), Contractor hereby designates [***] as the Contractor’s Representative.

6.

Notwithstanding anything contained in Section 6.3 of the Agreement to the contrary, Owner and Contractor agree that Reimbursable Costs incurred in the performance of the LNTP Work (ITP), together with Contractor’s G&A, shall be invoiced to Owner during the month following the month during which such LNTP Work (ITP) is performed. Amounts invoiced to Owner shall be paid (excluding Contractor’s Margin) within thirty (30) days of receipt of the relevant invoice. Upon issuance of Notice to Proceed, Contractor’s Margin associated with this LNTP Work (ITP) shall be included and paid in the initial Margin Milestone. If Notice to Proceed is not issued by Owner, then such Contractor’s Margin shall be included in the final invoice issued hereunder and paid upon termination of this LNTP (ITP). Owner shall pay Contractor a fixed amount of [***], due and payable upon the issuance of this LNTP (ITP), solely for Contractor to make payments to ITP SA due and owing under the ITP Subcontract in accordance with the terms thereof.

7.

Owner and Contractor acknowledge and agree that the amount payable to Contractor under this LNTP (ITP) shall not exceed the amount due to ITP SA under the ITP Subcontract through [***] or [***]. For the avoidance of doubt, Contractor shall not place orders for, commence the fabrication of or otherwise incur any liability or costs relating to procurement of Materials in connection with the LNTP Work (ITP) under this LNTP (ITP) without Owner’s pri or written consent.

8.

Upon commencing LNTP Work (ITP), but not later than ten (10) Business Days following the date of this notice, Contractor shall establish a coordination procedure with Owner to align key participants and establish protocols for execution of the LNTP Work (ITP).

9.

Except as expressly set forth in this LNTP (ITP), nothing in this LNTP (ITP) shall be construed to amend or modify the Agreement in any respect. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Agreement.

[SIGNATURES ON THE NEXT PAGE]

IN WITNESS WHEREOF, the Parties hereto have caused this LNTP (ITP) to be executed as of the day and year first above written.

OWNER: VENTURE GLOBAL PLAQUEMINES LNG, LLC

By:	/s/ Keith Larson
Name:	Keith Larson
Title:	General Counsel

CONTRACTOR:

KZJV LLC

By:	/s/ Pamela Roche
Name:	Pamela Roche
Title:	Project Director

By:	/s/ Thomas Augustine
Name:	Thomas Augustine
Title:	Deputy Project Director

EXHIBIT 1

LNTP WORK (ITP)

[Omitted]

ANNEX A

EXHIBIT J TO THE ITP SUBCONTRACT

Form of Limited Notice to Proceed

[Omitted]

ATTACHMENT 1

ITP LNTP WORK

[Omitted]

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